NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES



                        CONSOLIDATED FINANCIAL STATEMENTS



                     DECEMBER 31, 1995 AND DECEMBER 31, 1994

                 Richard A. Eisner & Company, LLP [LETTER HEAD]


                         REPORT OF INDEPENDENT AUDITORS



To the Stockholder
Nouveau International, Inc.
   and Subsidiaries


         We have audited the accompanying balance sheets of Nouveau International, Inc. and subsidiaries as at December 31, 1995 and December 31, 1994 and the related statements of operations, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion,  the  financial  statements  enumerated  above  present fairly, in all material respects, the financial position of Nouveau International, Inc. and subsidiaries at December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

         As discussed in Note L, in January 1996, the Company was acquired by Health Management, Inc. through a reverse acquisition of stock.


/s/ Richard A. Eisner & Company, LLP
- ------------------------------------

New York, New York
February 7, 1996

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                                 BALANCE SHEETS


                                                       December 31,
                  A S S E T S                    1995             1994
                  -----------                    ------           -----
                                                                  (debtor-in-
                                                                  possession)
Current assets:
   Cash (Note B) . . . . . . . . . . . . . . .   $  376,971       $    16,932
   Accounts receivable . . . . . . . . . . . .       22,083            28,979
   Inventory (Notes A[3] and C). . . . . . . .    3,174,659           621,298
   Settlement receivable (Note D). . . . . . .      362,694
   Due from affiliate (Note E) . . . . . . . .      32,287            32,287
                                                -----------      -----------
          Total current assets . . . . . . . .    3,968,694           699,496

Property and equipment, net (Notes A[4] and F)      117,250           265,099

Settlement receivable (Note D) . . . . . . . .      448,142

Other assets . . . . . . . . . . . . . . . . .      61,474            38,508
                                                -----------      -----------


          T O T A L. . . . . . . . . . . . . .  $4,595,560       $ 1,003,103
                                                ===========      ===========


                  L I A B I L I T I E S

Current liabilities:
   Current portion of prepetition liabilities
     (Note G). . . . . . . . . . . . . . . . .   $1,397,885       $ 5,318,371
   Accounts payable, accrued expenses and
     other current liabilities (Note D). . . .      349,640            49,138
   Loan payable, stockholder (Note H). . . . .     183,764
                                                  ---------         ---------
          Total current liabilities. . . . . .    1,931,289         5,367,509

Prepetition liabilities (Note G) . . . . . . .      635,643         1,300,950

Fees payable (Note D). . . . . . . . . . . . .     100,000
                                                 ----------       ----------
          Total liabilities. . . . . . . . . .   2,666,932         6,668,459
                                                 ----------       ----------

Commitments and contingencies (Note I)

   STOCKHOLDER'S EQUITY (CAPITAL DEFICIENCY)

Common stock (Note J). . . . . . . . . . . . .       389,714           389,714

Retained earnings (deficit). . . . . . . . . .    1,538,914        (6,055,070)
                                                 -----------      ------------
          Total stockholder's equity
            (capital deficiency) . . . . . . .    1,928,628        (5,665,356)
                                                 -----------      ------------


          T O T A L. . . . . . . . . . . . . .   $4,595,560       $ 1,003,103
                                                 ===========      ===========



           Attention is directed to the foregoing auditors' report and to the accompanying notes to financial statements.

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                            STATEMENTS OF OPERATIONS



                                                         Year Ended
                                                         December 31,
                                                         ------------
                                                  1995             1994
                                                  ----             ----
                                                                  (debtor-in-
                                                                  possession)
Revenues:
   Net sales (Note K). . . . . . . . . . . . .    $   245,313      $   943,345
   Cost of goods sold. . . . . . . . . . . . .       224,282          859,287
                                                 ------------     -----------

          Gross profit . . . . . . . . . . . .        21,031           84,058
                                                 ------------     -----------

Operating expenses:
   General and administrative. . . . . . . . .        618,398          922,909
   Selling . . . . . . . . . . . . . . . . . .        34,839           75,384
                                                 ------------     -----------

                                                     653,237          998,293
                                                 ------------     -----------

(Loss) from operations . . . . . . . . . . . .      (632,206)        (914,235)
                                                 ------------     ------------

Other income (expenses):
   Gain from settlement of lawsuit (Note D). .      5,979,459
   Gain from disposition of technology
     patents (Note I). . . . . . . . . . . . .                         530,821
   Interest income . . . . . . . . . . . . . .        105,216           23,686
   Interest expense. . . . . . . . . . . . . .       (32,352)        (213,179)
   (Loss) on abandonment and sale of property
     (Note F). . . . . . . . . . . . . . . . .       (92,338)          (3,279)
   Reorganization expense. . . . . . . . . . .       (41,401)         (15,000)
                                                 ------------     ------------

                                                   5,918,584          323,049
                                                 ------------     -----------

Income (loss) before extraordinary item. . . .      5,286,378        (591,186)

Extraordinary item:
   Compromise of prepetition liabilities
     (Note G). . . . . . . . . . . . . . . . .     2,307,606
                                                 -----------


NET INCOME (LOSS). . . . . . . . . . . . . . .      7,593,984        (591,186)


(Deficit) - beginning of year. . . . . . . . .    (6,055,070)      (5,463,884)
                                                 ------------     ------------



RETAINED EARNINGS (DEFICIT) - END OF YEAR. . .   $ 1,538,914      $(6,055,070)
                                                 ============     ============





           Attention is directed to the foregoing auditors' report and to the accompanying notes to financial statements.

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS


                                                        Year Ended
                                                       December 31,
                                                       ------------
                                                 1995             1994
                                                 ----             ----
                                                                  (debtor-in-
                                                                  possession)
Cash flows from operating activities:
   Net income (loss). . . . . . . . . . . . . .   $ 7,593,984     $(591,186)
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
       Gain from sale of technology . . . . . .                    (530,821)
       Litigation settlement. . . . . . . . . .   (5,979,459)
       Loss on abandonment and sale of
         property . . . . . . . . . . . . . . .        92,338          3,279
       Compromise of prepetition liabilities. .   (2,307,606)
       Depreciation . . . . . . . . . . . . . .        58,276         63,987
       Interest imputed on lawsuit settlement .      (97,266)
       Changes in operating assets and
         liabilities:
           Decrease in accounts receivable. . .         6,896         14,790
           Decrease in inventory. . . . . . . .        39,553         88,939
           (Increase) decrease in other assets.      (22,966)          5,478
           Increase (decrease) in accounts
             payable and accrued fees and
             expenses:
               Prepetition. . . . . . . . . . .      (46,783)        603,434
               Postpetition . . . . . . . . . .     (849,498)         49,138
           Proceeds from litigation settlement.     3,038,000
           (Decrease) in customer deposits. . .     ---------       (17,542)
             Net cash provided by (used in)
               operating activities . . . . . .    1,525,469       (310,504)
                                                 ------------     ----------

Cash flows from investing activities:
   Purchase of property and equipment . . . . .       (3,765)       (25,444)
   Proceeds from sale of asset. . . . . . . . .        1,000
                                                 ------------     ----------
             Net cash (used in) investing
               activities . . . . . . . . . . .       (2,765)       (25,444)
                                                 ------------     ----------

Cash flows from financing activities:
   Proceeds from loans made by investor . . . .                       90,169
   Payment of secured prepetition liabilities .   (1,346,429)       (23,071)
   Loans from stockholder . . . . . . . . . . .      183,764        268,616
                                                 ------------     ---------
             Net cash provided by (used in)
               financing activities . . . . . .   (1,162,665)       335,714
                                                 ------------     ---------

NET INCREASE (DECREASE) IN CASH . . . . . . . .       360,039          (234)

Cash - beginning of year. . . . . . . . . . . .       16,932         17,166
                                                 ------------     ---------


CASH - END OF YEAR. . . . . . . . . . . . . . .  $   376,971      $  16,932
                                                 ============     =========

Supplemental disclosure of cash flow information:
     Cash paid during the period for interest .  $    29,931      $   4,976



           Attention is directed to the foregoing auditors' report and to the accompanying notes to financial statements.

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE A) - Business and Summary of Significant Accounting Principles:

         [1]  The Company:

                  Nouveau International, Inc. and subsidiaries (the "Company") manufactures and distributes hot food vending machines and related food products. The Company uses certain proprietary machine and food technology in the manufacture of its products.

                  On October 24, 1994, the Company (the "Debtor") filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the
United States Bankruptcy Court and subsequently submitted a plan of reorganization to the court. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws were stayed while the Debtor continued business operations as Debtor-in-possession. On December 8, 1995 the plan of reorganization (the "Plan") was confirmed.

                  The Company is currently in the process of negotiating supply and marketing agreements needed to broaden the distribution of their products.

         [2]  Principles of consolidation:

                  The consolidated financial statements of Nouveau International, Inc. include the accounts of its wholly owned subsidiaries, Nouveau Foods International, Inc. and Nouveau Vend International, Inc. Intercompany balances and transactions have been eliminated in the consolidated financial statements.

         [3]  Inventories:

                  Inventories are valued at the lower of cost (first-in, first-out method) or market.

         [4]  Property and equipment:

                  Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (5 to 7 years).



(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE A) - Business and Summary of Significant Accounting Principles:
           (continued)

         [5]  Income taxes:

                  The Company accounts for income taxes in accordance with the provisions of SFAS No. 109 "Accounting for Income Taxes." SFAS No. 109 provides for income taxes to be accounted for based on the difference between reported amounts of assets and liabilities and their tax bases.

                  The confirmation of the plan of reorganization, has eliminated all net operating loss carryforwards which were available to offset future taxable income.

         [6]  Use of estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(NOTE B) - Cash:

         At December 31, 1995, cash includes $338,000 of funds received from the lawsuit settlement referred to in Note D. These funds are being held in a restricted escrow account and are segregated for payment to a secured creditor and the Company's attorneys.


(NOTE C) - Inventories:

         Inventories consist of the following:

                                                       December 31,
                                                       ------------
                                                 1995             1994
                                                 ----             ----
                                                                  (debtor-in-
                                                                  possession)

                  Component parts . . . . . . .  $1,443,885       $153,560
                  Work-in-process . . . . . . .     151,800         55,962
                  Finished machines . . . . . .   1,578,974        411,776
                                                 -----------      --------

                            T o t a l . . . . .  $3,174,659       $621,298
                                                 ===========      ========



(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE C) - Inventories:  (continued)

         Included in inventory at December 31, 1995 is approximately $900,000 of parts and substantially all of the work-in-process and finished machines which were received from a vendor pursuant to the litigation settlement referred to in Note D. These goods were valued at their current replacement cost.


(NOTE D) - Litigation Settlement:

         In 1995, the Company settled a lawsuit with the former supplier of its vending machines. Under the terms of the settlement agreement, the supplier cancelled accounts payable of $884,975 and agreed to pay the Company cash of $3,938,000 and deliver to the Company inventory parts, work-in-process and finished machines held by them, which were valued at $2,592,914. The Company has received cash payments totalling $3,038,000 through December 1995; the remaining balance is due in installments of $300,000 in March 1996, $100,000 in June 1996 and a final installment of $500,000 in June 1997.

         The settlement balance receivable is shown at its net present value discounted at an effective interest rate of 11% per annum. The bankruptcy court ordered that a portion of the cash proceeds of the settlement be used to pay a secured claim owed to a creditor (Note G) and attorneys' fees for services rendered in connection with the settlement of the lawsuit. Fees payable to the litigating attorneys amount to $300,000 at December 31, 1995. The current portion due of $200,000 is included in accounts payable and accrued expenses in the accompanying balance sheet.


(NOTE E) - Due From Affiliate:

         Due from affiliate consists of a loan due on demand from a company which is wholly owned by the stockholder of the Company.




(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE F) - Property and Equipment:

         Property and equipment consists of the following:

                                                December 31,
                                                 1995             1994
                                                                  (debtor-in-
                                                                  possession)

                Machinery and equipment . . . .  $228,428         $425,027

                Furniture and fixtures. . . . .    23,015           23,015

                Transportation equipment. . . .    10,796            7,032
                                                   ------            -----

                                                  262,239          455,074
                Less accumulated depreciation .   144,989          189,975
                                                  -------          -------

                          T o t a l . . . . . .  $117,250         $265,099
                                                   =========      ========

         In July 1995, the Company abandoned leasehold improvements with a net book value of $90,640. In addition, the Company limited production to the assembly of vending machines during the first three months of 1995. The Company discontinued depreciating manufacturing equipment for the remainder of the year. In 1996, the Company expects to resume full production and will depreciate its manufacturing equipment over its remaining useful life.

(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE G) - Prepetition Liabilities:

         Prepetition liabilities consists of the following:

                                                   December 31,
                                                   ------------
                                                  1995      1994
                                                  ----      ----
                                                            (debtor-in-
                                                            possession)
                  Secured:
                     Former investor. . . . .  $1,700,950   $2,900,950
                     Bank . . . . . . . . . .                  146,429
                                                ---------    ---------

                                                1,700,950    3,047,379
                                                ---------    ---------

                  Priority:
                     Tax claims . . . . . . .      33,293       80,076
                     Former stockholder . . .      48,000
                                                ---------    ---------

                                                   81,293       80,076
                                                ---------    ---------

                  Unsecured:
                     Stockholders . . . . . .      22,636      226,356
                     Trade and other
                       miscellaneous claims .     132,131    2,300,333
                     Former investor. . . . .      96,518      965,177
                                                ---------    ---------

                                                  251,285    3,491,866
                                                ---------    ---------

                            T o t a l . . . .   2,033,528    6,619,321

                  Less current portion. . . .   1,397,885    5,318,371
                                               -----------  ----------

                  Noncurrent portion. . . . .  $  635,643   $1,300,950
                                               ===========  ==========

         When the Company petitioned for bankruptcy in October 1994 two claims were owed to secured creditors. The first claim was owed to a bank who was paid in full in June of 1995. The payment amounted to $175,000 including accrued interest of $28,571. The remaining claim is payable to a former investor in the Company and is partly collateralized by the proceeds of the litigation settlement referred to in Note D. Total payments made against this claim through December 31, 1995 amount to $1,200,000.

         In January 1996, the Company used a portion of the proceeds received from the sale of preferred stock (Note L) to pay the remaining balance of secured claims owed to the former investor of $1,700,950.


(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE G) - Prepetition Liabilities:  (continued)

         The plan of reorganization did not provide for the payment of interest to the secured creditor subsequent to the date of petition. Contractual interest on these loans was approximately 11% per annum and if it would have continued to accrue, it would have amounted to approximately $242,000 for the year ended December 31, 1995 and $55,000 for the period of October 24, 1994 through December 31, 1994.

         In June 1995, the Bankruptcy Court ordered the Company to pay $46,783 to the Internal Revenue Service from the proceeds of the initial payment received from the litigation settlement. Priority claims include remaining payroll tax liabilities owed to a state government and unpaid rent due to a former stockholder for leased premises which were vacated in 1995.

         Upon confirmation of the plan of reorganization, unsecured claims, including those due to certain stockholders and the former investor were settled for 10% of their prepetition amount and are payable in two equal installments of 5% each in December 1996 and December 1997. Cancellation of debt pursuant to the plan of reorganization resulted in an extraordinary gain of $2,307,606.

         Minimum payments due for all claims under the plan of reorganization are as follows:

                         Secured    Priority  Unsecured     Total
                         -------    --------  ---------     -----

1996 . . . . . . . .  $1,200,950     $71,293   $125,642   $1,397,885
1997 . . . . . . . .     500,000      10,000    125,643      635,643
                      -----------    --------  ---------  ----------

                      $1,700,950(1)  $81,293   $251,285   $2,033,528
                      ==========     ========  =========  ==========


(1) Amount paid in full using the proceeds of the sale of preferred  stock (Note
J).


(NOTE H) - Loans Payable - Stockholder:

         These loans were made to the Company from October to December 1995, were secured, and were repaid in January 1996. The loans bore interest at 10% per annum. Interest expense on these loans amounted to $2,421 for the year ended December 31, 1995.

(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE I) - Commitments and Contingencies:

         [1] The Company occupies premises pursuant to an operating lease which expires in July 1998. In addition, the Company entered into a three year lease in January 1996 for a building which it intends to use as a facility to assemble and store pizza vending machines. The new lease expires on March 31, 1999. These leases are subject to escalations for the Company's pro rata share of real estate taxes and operating expense. Future minimum rental payments, exclusive of escalation payments for taxes and utilities, under these leases are as follows:

                  Year Ending
                  December 31,

                      1996 . . . . . . . . . . . . . . . .  $ 69,672
                      1997 . . . . . . . . . . . . . . . .    73,440
                      1998 . . . . . . . . . . . . . . . .    37,662
                                                            --------

                                T o t a l. . . . . . . . .  $180,774
                                                            ========

                  The Company also leases certain storage facilities on a month-to-month basis. In 1995, rent expense amounted to $61,357 including $24,668 paid to a former stockholder. In 1994 rent expense amounted to $34,105 which was paid to a former stockholder.

         [2] In 1994, the Company repaid $530,281 of its secured debt upon the foreclosure by the creditor against certain technology patents. The Company recorded a gain of $530,281 from the disposition of its technology patents. In January 1996, the Company used a portion of the proceeds received from the sale of preferred stock (Note L) to repurchase these patents for its exclusive use for $530,821.

         [3] In connection with the Company's petition for relief under the bankruptcy laws, various suits and judgements have been filed against the Company. In the opinion of the Company's management and legal counsel, these claims will not result in any liability to the Company.


(NOTE J) - Common Stock:

         At December 31, 1995, 10,000,000 shares of $1 par common stock are authorized, of which 2,198,992 are issued and outstanding. From inception, the Company received payments totalling $389,714 from the sale of stock. The Company is 100% owned by one stockholder who became the owner of all outstanding shares upon confirmation of the Plan.

(continued)

                  NOUVEAU INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

(NOTE K) - Other:

         In 1995 and 1994 sales to one customer amounted to $124,638 and $329,716 which represents 50% and 35% of net sales in each of these years, respectively. In addition, accounts receivable due from this customer was $21,873 at December 31, 1995.

         In addition, the Company sold certain vending machines to a stockholder in 1994 for $12,000.


(NOTE L) - Subsequent Event:

         [1] In January 1996, all of the outstanding stock of the Company was acquired by Health Management Inc. ("HMI") in exchange for 6,750,000 shares, representing 60%, of HMI common stock. HMI was a nonoperating company and therefore the acquisition will not be accounted for as a business combination. Concurrent with the transaction, in a private placement, HMI sold 70 units, each unit consisting of 1 share of 4% cumulative redeemable preferred stock and 1,608 common stock purchase warrants for $3,500,000. HMI changed its name to Nouveau International, Inc. ("NI").

                  The preferred stock is mandatorily redeemable at a price per share which is equal to the original issuance price plus accrued dividends on the earlier of the date of a public offering of its common stock for minimum gross proceeds of $5,000,000 or January 4, 1997. If not redeemed through the public offering, the Company may, at its option, convert the preferred stock into 1,125,000 shares of common stock. The preferred stock has a liquidation value equal to the redemption value.

                  Each common stock purchase warrant entitles the holder to purchase one share of the new Company's common stock at an exercise price of $.50 per share. The warrants expire in January 1999.

         [2] NI is currently in the process of attempting to raise additional financing through a private placement of debt securities. The Company is seeking additional sources of financing however there is no assurance that such financing will be obtained.

         [3] In February 1996, NI formed Noveau Equities, Inc. and entered into contract for the purchase of a building in which it will construct and operate a food processing plant. The purchase price of the building is $1,360,000. NI has made a nonrefundable down payment of $40,000 and is currently seeking additional financing which is needed to fund the balance of the purchase price. There is no assurance that such financing will be obtained.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                             AS AT DECEMBER 31, 1995
                                   (Unaudited)


         The following pro forma consolidated balance sheet gives effect to (i) the acquisition of Nouveau International, Inc., by Health Management, Inc. for 60% of the common stock of HMI. Since the stockholders of Nouveau have the majority of the outstanding shares, the transaction has been accounted for as if Nouveau were the acquiring company. The accounts of HMI have been recorded at book amount since it had no operations, (ii) the issuance in a private placement of preferred stock with warrants to purchase 112,560 shares of common stock for an aggregate of $3,500,000, (iii) repayment of debt and acquisition of patent technology from proceeds of private placement. This statement should be read in conjunction with the financial statements of Nouveau International, Inc. appearing elsewhere herein. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of financial position had the transactions occurred on December 31, 1995.


                                                                       Historical
                                                            Nouveau            Health
                                                            International,     Management,     Pro Forma
                         A S S E T S                        Inc.               Inc.            Adjustments            Pro Forma
                         -----------                        ------             ------          -------------          ---------

Current assets:
   Cash ..............................................    $  376,971                           $ 3,045,000  (B)       $1,190,200
                                                                                                (2,231,771) (C))
   Accounts receivable ...............................        22,083                                                      22,083
   Inventory .........................................     3,174,659                                                   3,174,659
   Settlement receivable .............................       362,694                                                     362,694
   Due from affiliate ................................        32,287                                                      32,287
                                                           -----------                         -----------             ---------
          Total current assets .......................     3,968,694                               813,229             4,781,923

Property and equipment, net ..........................       117,250                                                     117,250

Settlement receivable ................................       448,142                                                     448,142

Technology patents ...................................                                             530,821  (C)          530,821

Other assets .........................................        61,474                               (45,000) (B)           16,474
                                                          -----------                          -----------             ---------


          T O T A L ..................................    $4,595,560                           $1,299,050             $5,894,610
                                                          ===========                          ===========            ==========


                    L I A B I L I T I E S

Current liabilities:
   Current portion of prepetition liabilities ........    $1,397,885                           $(1,200,950) (C)        $ 196,935
   Accounts payable, accrued expenses and other
     current liabilities .............................       349,640                                                     349,640
   Loan payable, stockholder .........................       183,764                                                     183,764
                                                          -----------                          -----------             ---------
          Total current liabilities ..................     1,931,289                             (1,200,950)             730,339

Prepetition liabilities ..............................       635,643                             (500,000) (C)           135,643

Fees payable .........................................       100,000                                                     100,000
                                                          -----------                          -----------             ---------
          Total liabilities ..........................     2,666,932                           (1,700,950)               965,982
                                                          -----------                          -----------             ---------


                    STOCKHOLDERS' EQUITY

Convertible preferred stock (convertible into
   1,125,000 shares of common stock) ($3,500,000
   liquidation preference) ...........................                                          3,000,000 (B)          3,000,000
Common stock .........................................       389,714           $    2,960        (381,424) (A)            11,250

Additional paid-in capital ...........................                            784,705         378,464  (A))          378,464
                                                                                                 (784,705)  (A))

Retained earnings (deficit)  .........................     1,538,914             (787,665)        787,665   (A)        1,538,914

                                                           -----------         -----------     -----------           -----------
          Total stockholders' equity .................     1,928,628                 - 0 -      3,000,000              4,928,628
                                                           -----------         -----------     -----------           -----------


          T O T A L ..................................    $4,595,560           $    - 0 -      $1,299,050             $5,894,610
                                                          ===========          ===========     ===========            ===========

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)

         The following pro forma consolidated statement of operations gives effect to the acquisition of Nouveau International, Inc., for 60% of the outstanding stock of Health Management, Inc. This statement should be read in conjunction with the financial statements of Nouveau International, Inc. and Health Management, Inc. appearing elsewhere herein. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or what would have occurred if the merger had occurred, nor is it indicative of the future operating results or financial position of the Company.



                                                                  Historical
                                                       -------------------------------
                                                       Nouveau             Health
                                                       International,      Management,   Pro Forma
                                                       Inc.                Inc.          Adjustments     Pro Forma
                                                       --------------      -----------   -----------     ---------

Revenues:
   Net sales . . . . . . . . . . . . . . . . . . . . .$   245,313                                        $   245,313
   Cost of goods sold. . . . . . . . . . . . . . . . .    224,282                                            224,282
                                                      ------------                                       -----------

          Gross profit . . . . . . . . . . . . . . . .     21,031                                             21,031
                                                      ------------                                       -----------

Operating expenses:
   General and administrative. . . . . . . . . . . . .    618,398          $ 9,022                           627,420
   Selling . . . . . . . . . . . . . . . . . . . . . .     34,839                                             34,839
                                                      ------------        --------                       -----------

                                                          653,237            9,022                           662,259
                                                      ------------         --------                      -----------

Loss from operations . . . . . . . . . . . . . . . . .   (632,206)          (9,022)                         (641,228)

Gain from settlement of lawsuit. . . . . . . . . . . .  5,979,459                        $(5,979,459) (1)      - 0 -

Interest income. . . . . . . . . . . . . . . . . . . .    105,216                                            105,216

Interest expense . . . . . . . . . . . . . . . . . . .    (32,352)                                           (32,352)
                                                      ------------         --------      ------------    ------------

Income (loss) before extraordinary item  . . . . . . .$ 5,420,117          $(9,022)      $(5,979,459)    $  (568,364)
                                                      ============         ========      ============    ============

Pro forma loss per share before extraordinary item . .                                                       $(.05)
                                                                                                             ======


Pro forma weighted average shares outstanding. . . . .                                                    11,750,000
                                                                                                          ==========



(1)  To adjust for nonrecurring gain on settlement of lawsuit.



                                                                  F-10